Exhibit 99.1

ARLO AND VERISURE SIGN DEFINITIVE AGREEMENTS TO CREATE STRATEGIC PARTNERSHIP LEVERAGING EACH COMPANY’S DEEP EXPERTISE AND DEMONSTRATED SUCCESS TO PROTECT AND SERVE MILLIONS OF EUROPEAN CUSTOMERS

Definitive agreements include the acquisition by Verisure of Arlo’s European commercial operations and a strategic supply partnership for Arlo cameras with intelligent cloud services

SAN JOSE, Calif. and GENEVA, Switzerland — November 7, 2019 — Arlo Technologies, Inc. (NYSE: ARLO), the #1 internet connected camera brand1 and Verisure Sàrl, the leading provider of monitored security solutions in Europe, announced today that they have entered into definitive agreements to create a strategic partnership that leverages both companies’ capabilities to create incremental scale to address ever-growing demand for residential and commercial security. The companies will combine Arlo’s innovative connected cameras and cloud services platform with Verisure’s professionally monitored security solutions to provide a new level of smart security for European customers.

The strategic partnership will create the first European multi-channel go-to-market strategy for consumer security and surveillance services by adding Arlo’s retail and e-commerce channels to Verisure’s existing direct sales channels. The addition of Arlo’s European commercial operations will enable Verisure to accelerate adoption of security and surveillance services across Europe, as well as bolster Arlo’s position as the industry leader in smart home security solutions.

With a common vision and commitment to delivering peace of mind for customers through a wide range of connected security and surveillance products and services, the partnership will leverage both companies’ deep expertise and demonstrated success to protect and serve millions of customers.

The strategic partnership includes two connected elements:

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Sale of Arlo’s European commercial operations: Verisure will acquire Arlo’s European commercial operations for $50 million. This will include marketing and distribution of Arlo products and services, the Arlo brand in Europe, and Arlo’s existing installed base in Europe. Arlo will continue to own and grow its channels of distribution in territories outside of Europe. The combined insights and efforts between the two companies will accelerate the adoption of Arlo’s products and services globally.

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Multi-channel supply partnership: In connection with Verisure’s addition of Arlo’s retail and e-commerce go-to-market channels, Arlo will become a key supplier to Verisure for smart security cameras. Verisure has a guaranteed minimum purchase commitment of $500 million cumulatively over the next five years. Verisure will also purchase associated cloud services from Arlo, including artificial intelligence, computer vision and other advanced technologies.

With an award-winning portfolio of smart security products and services with more than three million registered households worldwide, Arlo will continue to operate all channels outside of Europe and its secure, global cloud operations that enable Arlo users to protect and connect with the things they love most, from anywhere in the world. Arlo will also continue to own and innovate their award-

winning product and services roadmap and the Arlo experience built upon the Arlo app, along with the advanced CV and AI-capabilities of Arlo Smart which provide sophisticated object detection, personalized notifications and cloud storage for additional peace of mind for its users.

“Arlo and Verisure share the same singular mission to provide their customers with peace of mind through connected security products and services that protect what matters most,” said Matthew McRae, CEO of Arlo Technologies. “Today’s agreement enables each brand to further accelerate their growth and innovation streams to deliver smart security solutions across residential and commercial markets, leveraging Arlo’s industry-leading cloud platform and services that deliver more than 120 million video events a day.”

Verisure is the leading European provider of professionally monitored security systems with 24/7 response services. The company’s mission is to bring peace of mind to families and small business owners by providing them with the best security solutions and services. Verisure is known for category-creating marketing, sales excellence, innovative products and services, and customer-centricity. Verisure also has a highly satisfied and loyal customer base, with some of the strongest growth rates and best retention rates globally in consumer-facing services, demonstrating its exceptional service levels and strong value proposition to its customers.

“We are delighted to partner with Arlo, the global leader in the fast-growing camera surveillance area,” said Austin Lally, CEO of Verisure. “We are people protecting people. We believe feeling safe and secure is a human right. It should be for everyone. And, this partnership opens new opportunities for us to accelerate the growth of security and surveillance services, bringing peace of mind to many more European customers. We will now be able to add retail and e-commerce go-to-market channels alongside our existing direct channels. Of course, we will also continue to work closely with our existing technology partners and to leverage our own in-house innovation expertise.”

The transaction is subject to regulatory approvals and other closing conditions and is expected to close by Q1 2020, upon which Verisure will assume full ownership of Arlo’s European commercial operations, including sales, marketing and customer care. Arlo users will continue to enjoy the same user experience through the Arlo app and services such as Arlo Smart, and all backend services including cloud recordings will continue to be managed and operated by Arlo Technologies.

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About Arlo Technologies, Inc.

Arlo is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. The company’s cloud- based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, audio and video doorbells, advanced baby monitors and smart security lights.

About Verisure Sàrl

Verisure is the leading European provider of professionally monitored security systems with 24/7 response services. It protects more than 3 million customers in 16 countries. The Company’s mission is to bring peace of mind to families and small business owners by providing them with the best security solutions and services. Verisure is known for category-creating marketing, sales excellence, innovative products and services and customer-centricity. Verisure protects a highly satisfied and loyal customer base, with some of the strongest growth rates and best retention rates globally in consumer-facing services, demonstrating its exceptional service levels and strong value proposition to its customers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: the expected closing of the transaction and the expected timing thereof, the minimum purchase commitments, the potential financial and business impact of the partnership on the Arlo and Verisure business, continued product innovation and growth, accelerated adoption of security and surveillance products and services in Europe and globally and market penetration. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including the following: the transaction may not close in a timely manner or at all; Arlo may incur additional costs and charges associated with the transaction; Arlo may not receive the minimum purchase commitments; the partnership with Verisure may not provide future benefits; future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; and product performance may be adversely affected by real world operating conditions. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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[1]	The NPD Group, Inc., U.S. Retail Tracking Service, Security Cameras, Security Camera Systems. Type: excludes not remote viewing ready, based on Dollars, Jan 2018-June 2019